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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in:

  •
  Registration Statement No. 33-76840 and the related Prospectus (Dividend Reinvestment and Share Purchase Plan) of Sea Containers Ltd. on Form S-3, and

  •
  Registration Statement No. 333-13356 and the related Prospectus (1997 Stock Option Plan) of Sea Containers Ltd. on Form S-8,

of our report dated March 30, 2005, relating to the consolidated financial statements and financial statement schedule of Sea Containers Ltd. and of our report on internal control over financial reporting dated March 30, 2005 (which report expresses an adverse opinion and includes an explanatory paragraph relating to a material weakness identified), both appearing in this Form 10-K of Sea Containers Ltd. and subsidiaries for the year ended December 31, 2004.

/s/  DELOITTE & TOUCHE LLP

New York, New York
March 30, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM